UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2024

AVANT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-225433 (Commission File Number)	38-4053064 (I.R.S. Employer Identification Number)

c/o Eastbiz.com, Inc 5348 Vegas Drive, Las Vegas, NV 89108

(Address and telephone number of principal executive offices)

(Issuer’s telephone number)

(866) 533-0065

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered
Not applicable

Item 1.01 Entry into a Material Definitive Agreement.

Appointment of COO:

On October 30, 2024 (the “Effective Date”), Avant Technologies Inc. (the “Company” or “Avant”) and Chris Winter entered into an Employment Agreement (the “Agreement”) pursuant to which Mr. Winter was retained as Chief Operating Officer (“COO”). Chris Winter is not a relative of any director or executive officer of the Company and does not own more than 5% of the Company's outstanding common stock. Mr. Winter will undertake the responsibilities of COO, started November 1, 2024, without concurrent membership on the Board but as a member of the Senior Management Team.

In consideration for serving as COO, Mr. Winter will receive a quarterly RSA equal 100,000 shares of common stock (the “Quarterly RSA”) for each calendar quarter beginning on November 1st, 2024 and continuing throughout the term of employment. Payment shall be made in shares of common stock of the Company (“Stock”). Due to the Start date being mid-Quarter, the shares will be prorated to 67,000 shares of the Company’s Common stock. The initial share issuance will be due at the signing by both Parties of this Employment Agreement. The Share Issuance will be at the beginning of each new Quarter.

To the extent that any portion of the Quarterly RSA is paid in Stock, shares of Stock shall be fully earned and vested upon issuance. The number of shares of Stock to be issued in such case will be determined by dividing that portion of the Quarterly RSA payable in Stock by 85% of the Company’s thirty-day Volume Weighted Average Price (“VWAP”) of the Stock, for the thirty-+--- day period immediately prior to the date of issuance. This represents a 15% discount to the relevant VWAP, which discount shall at no point be less than $0.10 per share of Stock.

In connection with the issuance of any Quarterly RSA (the “RSA Quarterly Issuance”), the Company shall pay a bonus to Mr. Winter in an amount equal to the estimated tax owed by Chris Winter in connection to the RSA Quarterly Issuance (including a grossed-up amount to reflect the tax impact of such bonus). Such bonus shall be payable within ten days of the issuance.

Upon a Change in Control of the Company, defined as the sale of at least 50% of the shares of the Company, any non-vested ISOs and/or RSAs shall immediately vest. At Company’s discretion, Mr. Winter may also receive special bonus awards for reaching mutually agreed upon fundraising and up-listing milestones.

The COO represents that he is an accredited investor as such term is defined under the Securities Act of 1933, as amended (“Act”). The COO acknowledges that: (i) the Stock is not currently registered under the Act, or the securities laws of any state (“State Acts”), in reliance upon an exemption from the registration requirements of the Act and the State Acts; (ii) that absent an exemption from registration contained in the Act and the State Acts, the Stock, would require registration; and (iii) that the Company's reliance upon such exemptions is based, in material part, upon the COO`s representations, warranties, and agreements contained in the Agreement. The COO understands that the certificates for the Stock will be affixed with a restrictive legend.

The above offers and sales of the COO Shares were made to Mr. Winter, an accredited investor, and the Company relied upon the exemptions contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), with regards to the sales. No advertising or general solicitation was employed in offerings the securities. The offer and sale were made to an accredited investor and transfer of the securities was restricted by the Company in accordance with the requirements of the 1933 Act.

The foregoing is only a brief description of the material terms of the above corporate actions and agreements, and does not purport to be a complete description of the rights and obligations of the parties under those agreements, and such descriptions are qualified in their entirety by reference to the agreements which are filed as an Exhibit 10.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Employment Agreement between Avant Technologies, Inc. and Chris Winter dated October 30, 2024.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 31, 2024	AVANT TECHNOLOGIES INC.

	By:	/s/	Vitalis Racius
		Name:	Vitalis Racius
		Title:	Chief Financial Officer, Director & Treasurer